UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2005

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	000-50780	98-0417192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 1154, 10 Queen Street, Hamilton, Bermuda	HM EX
(Address of principal executive offices)	(Zip Code)

(441) 296-4856

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 23, 2005, Teleglobe Canada ULC (“Teleglobe”) entered into the Seventh Amendment to the Master Wholesale Pricing and Services Coordinating Agreement (the “Seventh Amendment”), dated January 1, 2001, between Teleglobe (as successor in interest to Teleglobe Inc.) and Bell Canada. Teleglobe is an indirectly wholly-owned subsidiary of Teleglobe International Holdings Ltd. The Seventh Amendment modifies the terms of the agreement, with effect from January 1, 2006, with respect to the following commercial arrangements between Teleglobe and Bell Canada:

1)	The exclusivity provisions of the agreement restricting Bell Canada from obtaining services from service providers other than Teleglobe will terminate with respect to the following services:

(i)	Internet Protocol Transit services, thereby allowing Bell Canada to obtain such services from service providers other than Teleglobe; and

(ii)	The termination of international voice telephone calls originated in Canada by Bell Canada’s customers (“IDDD Outbound Services”), thereby allowing Bell Canada to obtain such services from service providers other than Teleglobe, subject to Teleglobe’s ‘right to match’ the offers of competing carriers, as described below.

2)	The exclusivity provisions of the agreement restricting Teleglobe from promoting, marketing and selling services in Canada, except for sales to Bell Canada, will terminate with respect to the following services:

(i)	Internet Protocol Transit services, thereby allowing Teleglobe to promote, market and sell such services in Canada on a retail and wholesale basis; and

(ii)	the termination of international voice telephone calls originated in Canada, thereby allowing Teleglobe to promote, market and sell such services in Canada on a wholesale basis, subject to restrictions with respect to certain existing Bell Canada customers; and

(iii)	Enhanced Voice Services, such as international toll-free services, operator handled calls, home country direct, and ISDN service, thereby allowing Teleglobe to promote, market and sell such services in Canada on a wholesale basis, and also limiting Bell Canada’s right to resell Teleglobe’s Enhanced Voice Services.

3)	Teleglobe will have the right to match the offers received by Bell Canada from other service providers to meet a portion of Bell Canada’s requirements for IDDD Outbound Services with respect to its retail and pre-paid calling card customers. The Seventh Amendment specifies the procedure by which Teleglobe’s right to match can be exercised on a monthly basis with respect to Bell Canada’s call volume requirements to various international terminating destinations and specifies the quality of service standards which Teleglobe must satisfy with respect to such traffic.

A copy of the Seventh Amendment is attached hereto as Exhibit 10.1.

Section 8 – Other Events

ITEM 8.01 Other Events.

On December 15, 2005, Teleglobe International Holdings Ltd received approval from the Committee on Foreign Investment in the United States, under provisions of the Exon-Florio Amendment to the Defense Production Act of 1950, to proceed with its previously announced agreement to be acquired by Videsh Sanchar Nigam Limited.

Item 9.01. Exhibits

(c)	Exhibits

10.1	Seventh Amendment to Master Wholesale Pricing and Services Coordinating Agreement dated December 23, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/s/ Michael C. Wu
Name:	Michael C. Wu
Title:	Vice President and General Counsel of Teleglobe International Holdings Ltd

Date: December 23, 2005